Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229301 on Form S-3 and Registration Statement No. 333-276914 on Form S-8 of our report dated March 22, 2024, relating to the financial statements of American Healthcare REIT, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 22, 2024